Exhibit 10.4

HALCÓN RESOURCES CORPORATION
2016 LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE

SECTION 1.1.                                     Establishment. Halcón Resources Corporation, a Delaware corporation (the “Company”), has established this Halcón Resources Corporation 2016 Long-Term Incentive Plan (the “Plan”), effective as of September 9, 2016 (the “Effective Date”). Unless terminated earlier by the Board pursuant to Section 13.1, the Plan shall terminate as to the granting of new Awards on the day prior to the tenth anniversary of the Effective Date. The Plan shall continue in effect as long as Awards remain outstanding under the Plan and until all matters relating to the administration of the Plan have been settled.

SECTION 1.2.                                     Purpose. The purposes of the Plan are to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company and its Affiliated Entities and Subsidiaries to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success, and thereby to enhance shareholder value. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Performance Bonuses, Stock Awards and Other Incentive Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards and Other Incentive Awards to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

SECTION 1.3.                                     Shares Subject to the Plan. Subject to the limitations set forth herein, Awards may be made under this Plan for a total of 10,000,000 shares of the Company’s Common Stock. The limitations of this Section 1.3 shall be subject to the adjustment provisions of Article XII.

ARTICLE II
DEFINITIONS

SECTION 2.1.                                     “162(m) Requirements” shall have the meaning ascribed to such term on Exhibit A hereto.

SECTION 2.2.                                     “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

SECTION 2.3.                                     “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, Performance Unit, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Award or Other Incentive Award granted under the Plan to a Consultant or an Eligible Director by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

SECTION 2.4.                                     “Award Agreement” means any written (including electronic) instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

SECTION 2.5.                                     “Board” means the Board of Directors of the Company.

SECTION 2.6.                                     “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

SECTION 2.7.                                     “Change of Control Event” means each of the following:

(a)                                 Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the shareholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

(b)                                 The merger or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

(c)                                  The sale of all or substantially all of the Company’s assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

SECTION 2.8.                                     “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

SECTION 2.9.                                     “Committee” means (i) a committee, comprised of no fewer than two members of the Board, appointed by the Board by resolution to administer the Plan as provided in Section 3.1, or (ii) if no such committee has been appointed, the Board.

SECTION 2.10.                              “Common Stock” means the common stock, par value $0.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article XII.

SECTION 2.11.                              “Consultant” means any person, other than a member of the Board, who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

SECTION 2.12.                              “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee.

SECTION 2.13.                              “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee.

SECTION 2.14.                              “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by the Company with respect to a share of Common Stock during the period such Award is outstanding.

SECTION 2.15.                              “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee.

SECTION 2.16.                              “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity or a Consultant.

SECTION 2.17.                              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

SECTION 2.18.                              “Fair Market Value” means (a) during such time as the Common Stock is both registered under Section 12 of the Exchange Act and listed upon an established stock exchange or automated quotation system, the closing sales price of the Common Stock (or the closing bid, if no sales were reported) as quoted by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if there was no quoted price for such day, then for the last preceding business day on which there was a quoted price as reported in The Wall Street Journal or such other sources as the Committee deems reliable, or (b) during any such time as the Common Stock cannot be valued pursuant to (a) above, (i) with respect to Incentive Stock Options, the fair market value of the Common Stock as determined in good faith by the Committee within the meaning of Section 422 of the Code or (ii) the fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or other applicable valuation rules under the Code or other applicable law.

SECTION 2.19.                              “Incentive Stock Option” means an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

SECTION 2.20.                              “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

SECTION 2.21.                              “Other Incentive Award” means an incentive award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of the Plan.

SECTION 2.22.                              “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION 2.23.                              “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Committee under the Plan.

SECTION 2.24.                              “Performance Bonus” means the bonus which may be granted to Eligible Employees under Article X of the Plan.

SECTION 2.25.                              “Performance Units” means those monetary units and/or units representing notional shares of Common Stock that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article IX hereof.

SECTION 2.26.                              “Plan” means the Halcón Resources Corporation 2016 Long-Term Incentive Plan.

SECTION 2.27.                              “Restriction Period” means the period during which an Award remains subject to time- and/or performance-based restrictions.

SECTION 2.28.                              “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

SECTION 2.29.                              “Restricted Stock Unit” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

SECTION 2.30.                              “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 62.

SECTION 2.31.                              “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VIII of the Plan.

SECTION 2.32.                              “Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of the Plan.

SECTION 2.33.                              “Subsidiary” means a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

ARTICLE III
ADMINISTRATION

SECTION 3.1.                                     Administration of the Plan. The Board shall administer the Plan. The Board may, by resolution, appoint a Committee to administer the Plan and delegate its powers described under this Section 3.1 for purposes of Awards granted to Eligible Employees and Consultants. If determined to be necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Eligible

Employee of the Company, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a)                                 Select Eligible Employees and Consultants to participate in the Plan.

(b)                                 Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c)                                  Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award, the number of shares of Common Stock, Performance Units or Restricted Stock Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award.

(d)                                 Determine whether Awards will be granted singly or in combination.

(e)                                  Adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules.

(f)                                   Correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award granted thereunder.

(g)                                  Make all other decisions and determinations it deems advisable for the administration of the Plan.

(h)                                 Decide all disputes arising in connection with the Plan and otherwise supervise the administration of the Plan.

(i)                                     Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2.                                     Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, Restricted Stock Units, SARs, Stock Awards, Other Incentive Awards or the number of shares of Common Stock subject to a Restricted Stock Award awarded to Eligible Directors selected for participation. If the Board appoints a separate committee to administer the Plan, it may delegate to such committee administration of all other aspects of the Awards made to Eligible Directors.

SECTION 3.3.                                     Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

SECTION 3.4.                                     Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

SECTION 3.5.                                     Section 162(m) Provisions. In the event that the Committee determines that it is appropriate that an Award granted under the Plan qualify for the exemption from Section 162(m) of the Code for “qualified performance-based compensation”, a committee composed of two or more “outside directors” within the meaning of Section 162(m) of the Code shall make determinations as to the grant of the Award, all performance targets applicable thereto, and all other applicable provisions of the Plan as necessary in order for such Award to satisfy the “qualified performance based compensation” requirements of Section 162(m) of the Code

ARTICLE IV
GRANT OF AWARDS

SECTION 4.1.                                     Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a)                                 Subject to Article XII, (i) the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 5,000,000, and (ii) the maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is 10,000,000.

(b)                                 Subject to Article XII, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, Performance Bonus Awards, Stock Awards and Other Incentive Awards to any Eligible Employee in any calendar year which are intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code may not exceed 10,000,000.

(c)                                  The maximum amount made subject to the grant of Performance Bonus Awards to any Eligible Employee in any calendar year may not exceed $5,000,000.

(d)                                 Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Committee’s discretion for Awards not involving the issuance of shares of Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Any shares of Common Stock issued as Restricted Stock Awards that subsequently are forfeited without vesting shall again be available for grant under the Plan and shall not be counted against the shares authorized under Section 1.3. Any Awards that, pursuant to the terms of the applicable Award Agreement, are to be settled in cash, whether or not denominated in or determined with reference to shares of Common Stock (for example, SARs, Performance Units or Restricted Stock Units to be settled in cash), shall not be counted against the shares authorized under Section 1.3.

(e)                                  Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common

Stock held in the treasury of the Company, but, for avoidance of doubt, shall not be available again for grant under the Plan.

(f)                                   The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(g)                                  Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(h)                                 Except for adjustments pursuant to Article XII or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or any other award under the Plan. Except as approved by the Company’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock.

(i)                                     Eligible Directors and Consultants may only be granted Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards or Other Incentive Awards under this Plan.

(j)                                    The maximum term of any Award shall be ten years.

(k)                                 If an Award is denominated in Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, any limitations in this Section 4.1 shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash. If an Award is denominated in cash but an equivalent number of shares of Common Stock are delivered in lieu of delivery of cash, any limitations in this Section 4.1 shall be applied based on the methodology used by the Committee to convert the cash to shares of Common Stock.

ARTICLE V
STOCK OPTIONS

SECTION 5.1.                                     Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2. An Option will be deemed to be a Nonqualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option. Any Stock Option that is intended to constitute an Incentive Stock Option shall satisfy any other requirements of Code Section 422 and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a Nonqualified Stock Option. The Shares subject to any Option granted to a Participant under the Plan shall qualify as “service recipient stock” with respect to such Participant for purposes of Section 409A of the Code.

SECTION 5.2.                                     Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a)                                 Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price, which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Eligible Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company which complies with Treasury Regulation § 1.409A-1(b)(5)(v)(D).

(b)                                 Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) subject to prior approval by the Committee in its discretion, by delivering previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; (iii) subject to prior approval by the Committee in its discretion, by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price; or (iv) subject to prior approval by the Committee in its discretion, by a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee. Such procedures may include a broker either (A) selling all of the shares of Common Stock received when an Option is exercised and paying the Participant the proceeds of the sale (minus the exercise price, withholding taxes and any fees due to the broker) or (B) selling enough of the shares of Common Stock received upon exercise of the Option to cover the exercise price, withholding taxes and any fees due to the broker and delivering to the Participant (either directly or through the Company) a stock certificate for the remaining shares of Common Stock.

(c)                                  Exercise of Options.

(i)                                     Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Senior Vice President, Human Resources of the Company (or such other officer as may be designated by the Committee) in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(ii)                                  Unless otherwise provided in an Award Agreement or determined by the Committee, the following provisions will apply to the exercisability of Options following the termination of a Participant’s employment or service with the Company, a Subsidiary or an Affiliated Entity:

(A)                               If an Eligible Employee’s employment with the Company, the Subsidiaries and the Affiliated Entities terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability in lieu of the three-month period) and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s employment terminates for any other reason, except for cause (as determined by the Committee), the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option.

(B)                               In the event a Consultant ceases to provide services to the Company, the Subsidiaries and the Affiliated Entities, or an Eligible Director ceases to serve as a director of the Company, the unvested portion of any Option shall be forfeited unless otherwise accelerated pursuant to the terms of the Consultant’s or Eligible Director’s Award Agreement or by the Committee. The Consultant or Eligible Director shall have a period of three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his or her date of termination of service.

(d)                                 Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by or in service to the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e)                                  Special Restrictions Relating to Incentive Stock Options.

(i)                                     Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary.

(ii)                                  No Incentive Stock Option shall be granted to an Eligible Employee who owns or who would own immediately before the grant of such Incentive Stock Option more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation,” unless (A) at the time such Incentive Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a share of Common Stock on the Date of Grant and (B) such Option by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of this Section 5.2(e), “parent corporation” means a “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(iii)                               To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and parent corporations exceeds $100,000, such excess Incentive Stock

Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination is made.

(iv)                              Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

(v)                                 Except in the case of death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Date of Grant and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of the Company or a parent corporation of the Company or a Subsidiary (or a corporation or a parent corporation or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies).

(f)                                   Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g)                                  Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI
RESTRICTED STOCK AWARDS

SECTION 6.1.                                     Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

SECTION 6.2.                                     Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a)                                 Restriction Period. Restricted Stock Awards shall be subject to such time- and/or performance-based restrictions as the Committee shall determine and set forth in the applicable Award Agreement. Restricted Stock Awards granted to an Eligible Employee may require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors may require the holder to provide continued services to the Company for a period of time. In addition to or in lieu of any time vesting conditions determined by the Committee, vesting and/or the grant of Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria, which may, without limitation, be based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, in all events as may from time to time be established by the Committee. The Committee also will determine whether the Award is intended to satisfy the 162(m) Requirements, as described in Exhibit A. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b)                                 Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing shares of Common Stock covered by a Restricted Stock Award to give appropriate notice of such restrictions.

(c)                                  Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock covered by the Restricted Stock Award with respect to which they were paid.

ARTICLE VII
RESTRICTED STOCK UNITS

SECTION 7.1.                                     Grant of Restricted Stock Units. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Restricted Stock Units to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Units shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Award of Restricted Stock Units shall be subject to an Award Agreement setting forth the terms of such Award of Restricted Stock Units. A Participant shall not be required to make any payment for Restricted Stock Units.

SECTION 7.2.                                     Conditions of Restricted Stock Units. The grant of Restricted Stock Units shall be subject to the following:

(a)                                 Restriction Period. Restricted Stock Units shall be subject to such time- and/or performance-based restrictions as the Committee shall determine and set forth in the applicable Award Agreement. Restricted Stock Units granted to an Eligible Employee may require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Units granted to Consultants or Eligible Directors may require the holder to provide continued services to the Company for a period of time. In addition to or in lieu of any time vesting conditions determined by the Committee, vesting and/or the grant of Restricted Stock Units may be subject to the achievement by the Company of specified performance criteria, which may, without limitation, be based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, in all events as may from time to time be established by the Committee. The Committee also will determine whether the Award is intended to satisfy the 162(m) Requirements, as described in Exhibit A. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Committee shall lapse with respect to the Restricted Stock Units.

(b)                                 Lapse of Restrictions. The Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement upon settlement of a Restricted Stock Unit for which the restrictions have lapsed.

(c)                                  Cash Dividend Rights and Dividend Unit Rights. The Committee may, in its sole discretion, grant a tandem Cash Dividend Right or Dividend Unit Right grant with respect to Restricted Stock Units. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award.

ARTICLE VIII
STOCK APPRECIATION RIGHTS

SECTION 8.1.                                     Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

SECTION 8.2.                                     Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Senior Vice President, Human Resources of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in cash or in shares of Common Stock, as provided by the terms of the applicable Award Agreement.

ARTICLE IX
PERFORMANCE UNITS

SECTION 9.1.                                     Grant of Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 9.2.

SECTION 9.2.                                     Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a)                                 Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b)                                 Achievement of Performance Goals. The Committee shall establish performance targets for each Award for a period of no less than a year based upon such operational, financial or performance criteria determined by the Committee, and determine whether the Award is intended to satisfy the 162(m) Requirements, as described in Exhibit A. The Committee shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Committee

ARTICLE X
PERFORMANCE BONUS

SECTION 10.1.                              Grant of Performance Bonus. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Committee will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of one or more performance targets established by the Committee. The Committee shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target(s) shall be based upon such operational, financial or performance criteria determined by the Committee. The Committee also will determine whether the Award is intended to satisfy the 162(m) Requirements, as described in Exhibit A.

SECTION 10.2.                              Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Committee must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Committee’s certification that the performance target(s) has been achieved and, in any event, within 2.5 months of the year following the year in which the Performance Bonus is earned. Payment of a Performance Bonus may be made in cash or shares of Common Stock, as provided by the terms of the applicable Award Agreement.

ARTICLE XI
STOCK AWARDS AND OTHER INCENTIVE AWARDS

SECTION 11.1.                              Grant of Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Stock Awards of shares of Common Stock not subject to vesting or forfeiture restrictions to Eligible Employees, Consultants or Eligible Directors. Stock Awards shall be awarded with respect to such number of shares of Common Stock and at such times during the term of the Plan as the Committee shall determine. Each Stock Award shall be subject to an Award Agreement setting forth the terms of such Stock Award. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.

SECTION 11.2.                              Grant of Other Incentive Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Other Incentive Awards to Eligible Employees, Consultants or Eligible Directors. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Such Awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon the Company’s performance or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. Long-term cash Awards also may be made under the Plan. Cash Awards also may be granted as an element of or a supplement to any Awards permitted under the Plan. Awards may also be granted in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XII
STOCK ADJUSTMENTS

SECTION 12.1.                              Recapitalizations and Reorganizations. In the event that the shares of Common Stock, as constituted on the Effective Date, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or an extraordinary dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any calendar year under the Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards will be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under the Plan shall be adjusted only in accordance with the applicable provisions of Sections 422 and 424 of the Code and the regulations thereunder, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code and the regulations thereunder with respect to Incentive Stock Options and (B) Section 409A of the Code with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

SECTION 12.2.                              Adjustments Upon Change of Control Event. Upon the occurrence of a Change of Control Event, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in connection with such Change of Control Event:

(a)                                 provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Committee without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(b)                                 provide that such Award be assumed by a successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(c)                                  make adjustments in the number and type of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of, and the vesting criteria included in, outstanding Awards, or both;

(d)                                 provide that such Award shall be payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and/or

(e)                                  provide that the Award cannot become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing, any such action contemplated under this Section shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A of the Code to fail to satisfy such section.

ARTICLE XIII
GENERAL

SECTION 13.1.                              Amendment or Termination of Plan. The Board, in its sole discretion, may alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if an amendment to the Plan (i) would materially increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article XII), (ii) would materially modify the requirements as to eligibility for participation in the Plan, (iii) would materially increase the benefits to Participants provided by the Plan, (iv) would modify the provisions of Section 4.1(h), or (v) must otherwise be approved by shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained, subject to any other requirement of shareholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code and the rules of the applicable securities exchange.

SECTION 13.2.                              Transferability.

(a)                                 Except as provided in Section 13.2(b) hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

(b)                                 The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provides for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 13.2. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 5.2(c)(ii) or similar provisions of an Award Agreement the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 5.2(c)(ii) or similar provisions of an Award Agreement shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 5.2(c)(ii). No transfer pursuant to this Section 13.2 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 13.2, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

SECTION 13.3.                              Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to it such tax prior to and as a condition of the making of such payment, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the

Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

SECTION 13.4.                              Amendments to Awards. Subject to the limitations of Article IV and the other terms and conditions of the Plan, such as the prohibition on repricing of Options, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not currently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

SECTION 13.5.                              Regulatory Approval and Listings. In the sole discretion of the Committee, the Company shall use its best efforts to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable. In addition, and notwithstanding anything contained in this Plan to the contrary, at such time as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a)                                 the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(b)                                 the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 13.6.                              Right to Continued Employment or Other Service. Participation in the Plan shall not give any Eligible Employee, Consultant or Eligible Director any right to remain in the employ or other service of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment or other service with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee, Consultant or Eligible Director at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee, Consultant, Eligible Director or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 13.7.                              Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 13.8.                              Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 13.9.                              Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Texas except as superseded by applicable federal law.

SECTION 13.10.                       Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. In addition, by accepting or exercising any Award granted under the Plan (or any predecessor plan), the Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.

SECTION 13.11.                       No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

SECTION 13.12.                       Section 409A of the Code.

(a)                                 To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent therewith. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements without the consent of the Participant.

(b)                                 No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of employment or other service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code.

(c)                                  Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months plus one day following the date of the Participant’s termination or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A).

(d)                                 In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

*               *               *

EXHIBIT A

2016 Long-Term Incentive Plan
Performance Criteria

The performance criteria to be used for purposes of Awards shall be set in the Committee’s sole discretion and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria:

Operational Criteria may include:

•                       Reserve additions/replacements

•                       Finding & development costs

•                       Production volume

•                       Production costs

•                       Production growth

Financial Criteria may include:

•                       Earnings (Net income, Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Earnings per share)

•                       Cash flow

•                       Operating income

•                       General and Administrative Expenses

•                       Debt to equity ratio

•                       Debt to cash flow

•                       Debt to EBITDA

•                       EBITDA to Interest Expense

•                       Return on Assets

•                       Return on Equity

•                       Return on Invested Capital

•                       Profit returns/margins

•                       Midstream margins

Stock Performance Criteria:

•                       Stock price appreciation

•                       Total shareholder return

•                       Relative stock price performance

Code Section 162(m) Requirements. The Committee will have the discretion to determine whether all or any portion of a Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award, Performance Bonus Award, Stock Award or Other Incentive Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any such Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance criteria listed in this Exhibit A not later than 90 days after commencement of the performance period with respect to such Award or any such other date as may be required or permitted for “performance-based compensation” under the 162(m) Requirements, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. At the time of the grant of an Award and to the extent permitted under Code Section 162(m) and regulations thereunder for an Award intended to

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satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences. All determinations made by the Committee as to the establishment or achievement of performance goals, or the final settlement of an Award intended to satisfy the 162(m) Requirements shall be made in writing.

Certification and Negative Discretion. Before payment is made in relation to any Award that is intended to satisfy the 162(m) Requirements, the Committee shall certify the extent to which the performance goals and other material terms of the Award have been satisfied, and the Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and/or the number of shares of Common Stock to be granted, issued, retained or vested pursuant to any such Award.

Committee. In the case of an Award intended to meet the 162(m) Requirements, the Committee shall be composed of two or more “outside directors” within the meaning of Section 162(m) of the Code, and the Committee may not delegate its duties with respect to such Awards.

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